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                                                                   Exhibit 10.76

                              SUBLEASE AGREEMENT

             THIS SUBLEASE AGREEMENT (this "Sublease"), made as of the 1st day of January, 1995, by and between ITC Holding Company, Inc., a Delaware corporation with its principal address at 1239 O.G. Skinner Drive, West Point,

Georgia, or its assignee ("Landlord"), as landlord, and ITC Transmission

Systems, Inc., a Delaware corporation ("Tenant"), as tenant.


                                  WITNESSETH:
                                  ----------

       1.    PREMISES.  Landlord is leasing an office building located at 210
             --------
West Ninth Street, West Point, Georgia (the "Premises") pursuant to that certain Lease Agreement dated as of July 1, 1996 by and between J. Smith Lanier & Co., as lessor and Landlord as lessee, and terminating on July 1, 2005 (the "Prime Lease"). Subject to the terms, covenants, provisions and conditions set forth herein, and subject further to all the terms, covenants, provisions and conditions contained in the Prime Lease (as such may from time to time be amended), Landlord hereby subleases to Tenant, and Tenant subleases from Landlord, the Premises.

       2.    TERM OF SUBLEASE AND TERMINATION.  The term of this Sublease (the
             --------------------------------
"Lease Term") shall commence on January 1, 1995 and shall terminate on July 1, 2005 or such earlier or later date as the Prime Lease shall terminate. Notwithstanding the foregoing, either Landlord or Tenant may terminate this Sublease for any reason on ninety (90) days' written notice, which notice may be waived. At the end of the Lease Term, tenant agrees to surrender the Premises in good repair and good working order, all of which Premises are as of the date hereof in such condition and good repair. Upon termination of this Sublease by Landlord pursuant to this Section 2, Landlord may proceed to recover possession of the Premises under and by virtue of the provisions of the laws of the State of Georgia, or by such other proceedings, including re-entry and re-possession, as may be applicable.

       3.    RENT.
             ----

             (a)  Payment. Tenant shall pay to Landlord during the Lease Term
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$2,483.75 (Two Thousand Four Hundred Eighty-Three Dollars and Seventy-Five
Cents) (the "Rent") per month in advance on the first day of every calendar month during the remainder of the term. Landlord shall refund to Tenant a prorated portion of the last monthly installment paid by Tenant, for the number of days in the last month of the Lease Term during which Tenant did not actually occupy the Premises. It is agreed that payment of Rent shall cease if the Premises are destroyed by fire, or be so damaged by fire or any unavoidable casualty as to make the Premises uninhabitable, and either party may forthwith terminate this Sublease by written notice to that effect.

             (b)  Nonpayment; Reentry of Premises. If any installment of Rent is
                  -------------------------------
not paid within ten (10) days after the same becomes due and payable as provided herein, although no demand shall have been made for the same, Landlord may terminate this Sublease forthwith and Landlord may proceed to recover possession of the Premises under and by virtue of the provisions of the laws of the State of Georgia, or by such other proceedings, including re-enty and re-possession, as may be applicable.

       4.    TAXES, INSURANCE, UTILITIES.
             ---------------------------

             (a)  Taxes.  Tenant shall pay all taxes relating to the Premises,
                  -----
which shall include all real estate taxes and personal property taxes and other assessments and governmental charges, whether federal, state, county or municipal, and whether they be by tax districts or authorities presently taxing the

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Premises or by others subsequently created, and any other taxes and assessments attributable to the Premises or its operation whether or not directly paid by Landlord, excluding, however, federal and state taxes on income. It is agreed that Tenant will be solely responsible for ad valorem taxes on its personal property and on the value of leasehold improvements to the extent that the same exceed standard building allowances.

         (b)  Insurance. Tenant agrees to carry, at Tenant's own cost and
              ---------
expense and keep in full force and effect throughout the Lease Term (i) fire and extended coverage insurance insuring the leasehold improvements and Tenants furniture, fixtures, equipment and supplies and (ii) public liability insurance in such amounts as shall be acceptable to Landlord with respect to any one person, any one accident and property damage. All such policies shall be issued by insurance companies licensed to do business in the State of Georgia, shall name Landlord and Tenant as parties insured and shall contain a provision that the same may not be canceled without giving Landlord at least thirty (30) days' prior written notice.

         (c)  Utilities. Tenant shall pay all charges for gas, electricity and
              ---------
water used on the Premises when the bills therefor become due and payable.

     5.  GENERAL PROVISIONS.  It is agreed that all right, remedies and
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liabilities herein given to or imposed upon either of the parties hereto, shall extend to their respective heirs, executors, administrators, successors, and permitted assigns. This Sublease contains the entire agreement between the parties and all prior negotiations and agreements are merged herein. Any party may act under this Lease by its attorney or agent appointed by an instrument executed by such party. Wherever a requirement is imposed on any party hereto, it shall be deemed that such party shall be required to perform such requirement at its sole cost and expense unless it is specifically otherwise provided herein. This Sublease may be executed in several counterparts and the counterparts shall constitute but one and the same instrument.


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         IN WITNESS WHEREOF, the respective parties hereto have executed this
Sublease or have caused this Sublease to be executed by their duly authorized representative the day and year first hereinabove written.

                                         Landlord:
                                         ITC HOLDING COMPANY, INC.

                                           /s/ Doug Shumate
                                         ------------------------------------

                                         By:  Doug Shumate
                                         Its: Vice President


                                         Tenant:
                                         ITC TRANSMISSION SYSTEMS, INC.


                                           /s/ Doug Shumate
                                         ------------------------------------

                                         By:  Douglas A. Shumate
                                         Its: Chief Financial Officer

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